Filed Pursuant to Rule 424(b)(5)	Registration No. 333-228909

The information in this preliminary prospectus supplement, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED JANUARY 24, 2022
(To Prospectus dated February 7, 2019)

     Shares of 9%  Series A Cumulative Perpetual Preferred Stock

(Liquidation Preference $25.00 per Share)

LiveOne, Inc.

We are offering shares of our 9% Series A Cumulative Perpetual Preferred Stock, which we refer to as the Series A Preferred Stock. Each share of our Series A Preferred Stock is being offered at a price of $25.00, for an aggregate offering amount of $      .

Dividends on our Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and shall be payable monthly at 9% per annum of its liquidation preference, which is equivalent to $2.25 per annum per share. We will establish a segregated account that will be funded at closing with proceeds sufficient to pre-fund with eight (8) monthly dividend payments. The segregated account may only be used to pay dividends on the Series A Preferred Stock, when legally permitted, and may not be used for other corporate purposes.

We may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time, for cash at a redemption price of  $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption and a redemption premium (the “Redemption Premium”). The Redemption Premium was initially set at 10% of the $25.00 liquidation preference per share and will decrease by 2% per year until it terminates on the five-year anniversary of the initial issuance date (February              , 2027). In addition, upon the occurrence of a Change of Control holders of our Series A Preferred Stock may at their option, require us to redeem their shares Series A Preferred Stock at a per share redemption price equal to $27.50, plus any accumulated and unpaid dividends to, but not including, the redemption date and the applicable Redemption Premium.

The Series A Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us. Holders of the Series A Preferred Stock generally will have no voting rights, but will have limited voting rights if we fail to pay dividends for eighteen or more months (whether or not declared or consecutive) and in certain other events.

Currently, no market exists for the Series A Preferred Stock. We have filed an application to list the Series A Preferred Stock on The Nasdaq Capital Market under the symbol “LVOP” and will not proceed with this offering if such application is not approved.

Investing in our Series A Preferred Stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed thereafter, which we have incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds, (before expenses), to us	$	$

(1) See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

We have granted the underwriters an option for a period of 45 days to purchase an additional shares of our Series A Preferred Stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $             , and the total proceeds to us, before payment of expenses will be $          .

Delivery of the shares of Series A Preferred Stock is expected to be made on or about February    , 2022.

ThinkEquity

The date of this prospectus supplement is February    , 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 (No. 333-228909) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the registration statement, we may sell any combination of our common stock and preferred stock, debt securities and/or warrants to purchase any of such securities, either individually or in units, from time to time in one or more offerings. This prospectus supplement provides specific information about the offering by us of shares of preferred stock from time to time under the shelf registration statement.

This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus dated February 7, 2019, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, or incorporated by reference herein or therein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of the respective dates of such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but all such summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information” beginning on page S-38.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “LiveXLive,” “we,” “us,” “our” and the “Company” refer to LiveOne, Inc. References to our “common stock” refer to the common stock of LiveOne, Inc.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

S-ii

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other comparable terms. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future. Important risks and factors that could cause those differences include, but are not limited to:

●	our reliance on one key customer for a substantial percentage of our revenue;

●	our incurrence of significant operating and net losses since our inception, and we anticipate continuing to incur significant losses for the foreseeable future;

●	our need to potentially raise additional capital, including to fund our current debt obligations and to fund potential acquisitions and capital expenditures, which may not be available on terms acceptable to us or at all and which depends on many factors beyond our control.

●	the effects of the global COVID-19 pandemic;

●	our ability to consummate any proposed financing, acquisition or transaction, the timing of the closing of such proposed event, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all, or that the closing of any proposed financing, acquisition or transaction will not occur or whether any such event will enhance shareholder value;

●	our ability to attract, maintain and increase the number of our users and paid subscribers;

●	our ability to identify, acquire, secure and develop content, including original content;

●	our ability to successfully implement our growth strategy, including relating to our technology platforms and applications;

●	our ability to maintain compliance with certain financial and other covenants;

●	our ability to consummate any future acquisitions on the proposed terms or at all;

●	our ability to integrate our acquired businesses;

●	the ability of the combined business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably;

●	the demand for live and music streaming services and market acceptance for our products and services;

●	our ability to generate sufficient cash flow to make payments on our indebtedness;

●	our incurrence of additional indebtedness in the future; our ability to repay current indebtedness at maturity or to redeem the convertible debentures upon a fundamental chance or at specific redemption dates;

●	the outcome(s) of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations;

●	changes in laws or regulations that apply to us or our industry;

●	our ability to recognize and timely implement future technologies in the music and live streaming space;

S-iii

●	our ability to capitalize on investments in developing our service offerings, including our LiveXLive app, to deliver and develop upon current and future technologies;

●	our significant reliance on technology to stream our content and manage other aspects of our operations;

●	significant product development expenses associated with our technology initiatives;

●	our ability to deliver end-to-end network performance sufficient to meet increasing customer demands;

●	our ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of our music content on our service platform;

●	our ability to obtain and maintain international authorizations to operate our service over the proper foreign jurisdictions our customers utilize;

●	our ability to expand our service offerings and deliver on our service roadmap;

●	our ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across our platform;

●	general economic and technological circumstances in the music and live streaming digital markets;

●	our ability to obtain and maintain licenses for music content used on our platforms;

●	the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners;

●	our ability to compete with our competitors;

●	our company facing significant competition for advertiser and sponsorship spend;

●	impact of negative media coverage on our business;

●	our ability to develop, maintain, protect and enhance our brand;

●	our ability to develop and maintain strong security systems and measures;

●	unfavorable economic conditions in the music industry and economy as a whole;

●	our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future music labels, festivals, publishers, or partners;

●	the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions;

●	costs associated with defending pending or future intellectual property infringement actions and other litigation or claims;

●	increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our plans of expansion in North America and internationally;

S-iv

●	the effect of minimum guarantees required under certain of our podcast license agreements;

●	fluctuation in our operating results;

●	the effect of the conditional conversion feature of our convertible notes and convertible debentures;

●	our ability to establish and maintain effective internal controls over financial reporting;

●	our ability to overcome substantial doubt about our ability to continue as a going concern;

●	data security and privacy risks;

●	changes in tax treatment of companies engaged in e-commerce;

●	our reliance, in part, on the strength of our live in person festivals and events, as well as our online businesses, and the level of their popularity;

●	if we are forced to cancel or postpone all or part of a scheduled festival or event;

●	the risk of personal injuries and accidents occurring at our live music events, which could subject us to personal injury or other claims, increase our expenses and damage our brands;

●	other risks and uncertainties applicable to the businesses of our subsidiaries; and

●	other risks and uncertainties included in this prospectus supplement under the caption “Risk Factors” and risks and uncertainties described in documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, strategies, projections, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in our forward-looking statements. Therefore, you should not rely on the occurrence of events described in any of these forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

LiveOne, Inc. (the “Company,” “LXL,” “LiveXLive,” “we,” “us,” or “our”) is a pioneer in the acquisition, distribution and monetization of live music events, Internet radio, podcasting/vodcasting and music-related subscription, streaming and video content. Through our comprehensive service offerings and innovative content platform, we provide music fans the ability to listen, watch, attend, engage and transact. Serving a global audience, our mission is to bring the experience of live music and entertainment to consumers wherever music and entertainment is watched, listened to, discussed, deliberated or performed around the world.

Our operating model is focused on a flywheel concept of integrated services centered on servicing and monetizing superfans through multiple revenue streams and product/service offerings. At December 31, 2021, we operated eight core integrated services: (1) one of the industry’s leading online live music streaming platforms (LiveXLive), (2) a fully integrated subscription and advertising streaming music service Slacker, Inc. (“Slacker”) operating as LiveXLive powered by Slacker, (3) a leading podcasting platform operating as PodcastOne (“PodcastOne”), (4) producer of original music-related content, including live music festivals, concerts and events through React Presents LLC (“React Presents”), (5) a retailer of personalized merchandise and gifts operating as Custom Personalization Solutions, Inc. (“CPS”), (6) a producer of pay-per-view events and offerings operating as PPVOne, Inc. (“PPVOne”), (7) Gramophone Media, Inc., an artist and brand development company which comprises boutique agencies specializing in public relations, music and technology, artists and repertoire, strategic marketing, brand positioning, graphic design, and social media management (“Gramophone”), and (8) effective as of January 2022, a music records label operating as Palm Beach Records (“Palm Beach Records”). LiveXLive is the first ‘live social music network’, delivering premium live-streamed, digital audio and on-demand music experiences from the world’s top music festivals, concerts and events, including Rock in Rio, Electronic Daisy Carnival (“EDC”) Las Vegas, iHeartRadio’s Wango Tango and many more. LiveXLive enhances the experience by granting audiences access to premium original content, artist exclusives and industry interviews. Our LiveXLive application offers users access to live events, audio streams with access to millions of songs and hundreds of expert-curated radio platforms and stations, original episodic content, podcasts, vodcasts, video on demand, real-time livestreams, and social sharing of content. Today, our business is comprised of a single operating segment (hereon referred to as our “operations”).

We generate revenue through the sale of subscription-based services and advertising from our music offerings, from the licensing, advertising and sponsorship of our live music and podcast content rights and services, from our expanding pay-per-view offerings, from retail sales of merchandise and gifts and expect to generate revenue from ticket sales as live events return post-COVID 19 pandemic and other revenue streams.

Operations

We provide services through a dedicated over-the-top application (“LXL App”) called LiveXLive. Our services are delivered through digital streaming transmissions over the Internet and/or through satellite transmissions and may be accessed on users’ desk-top, tablets, mobile devices (iOS, Android), Roku, Apple TV, and Amazon Fire, and through over-the-top (“OTT”), Samsung TV, STIRR, Sling, and XUMO with more service platforms in discussions. Our users can also access our music platform from our websites, including www.livexlive.com and www.slacker.com. Our users may also access our podcasts on www.podcastone.com or our PodcastOne app and acquire merchandise and gifts on www.personalizedplanet.com and www.limogesjewelry.com.

Historically, we acquired the rights to stream our live and recorded music and broadcasts from a combination of festival owners and promoters, such as Anschutz Entertainment Group (“AEG”) and Live Nation Entertainment, Inc. (“Live Nation”), music labels, including Universal Music, Warner Music and Sony Music, and through individual music publishers and rights holders. In March 2019, we entered into a multi-year agreement with iHeartMedia that combines content, production, distribution and promotion, which was further extended in March 2020, giving us exclusive global livestreaming rights to over 20 of their events per year. Beginning mid-March 2020, the current pandemic associated with COVID-19 temporarily shut down the production of all on-ground, live music festivals and events. As a result, we pivoted our production to 100% streaming, and began producing, curating, and broadcasting streaming music festivals, concerts and events across our platform. In May 2020, we launched our first pay-per-view (“PPV”) performances across our platform, allowing artists and fans to access a new digital compliment to live festivals, concerts and events.

The majority of our content acquisition agreements provide us the exclusive rights to produce, license, broadcast and distribute live broadcast streams of these festivals and events throughout the world and across any digital platform, including cable, Internet, video, audio, video-on-demand (“VOD”) and virtual reality (“VR”). As of December 31, 2021, we held the streaming rights to over 13 festivals and live music events under long-term contracts that range from two to seven years in duration. Today, we have increased these live streaming festival rights and are working to expand our VOD, PPV, content catalog and content capabilities.

Since 2018, we launched LiveZone, a traveling studio originating from live music events and festivals all over the world. LiveZone combines music news, commentary, festival updates and artist interviews, and provide context to premiere events by showcasing exotic locales, unique venues, and artist backstories, adding “pre-show” and “post-show” segments to livestreamed artist performances and original festival-based content. During fiscal year ended March 31, 2021, we launched our own franchises including “Music Lives,” our multi-artist virtual festival, “Music Lives ON,” our weekly series of virtual live-streaming performances, and “The Lockdown Awards”, our award show celebrating the best in quarantine content.

In February 2020, we acquired React Presents, giving us the capability to produce and stream over 200 events annually, including React Presents’ tent pole festival Spring Awakening. In July 2020, we entered the podcasting business with the acquisition of PodcastOne and in December 2020, we entered the merchandising business with the acquisition of CPS. During the quarter ending March 31, 2022, we intend to continue our efforts to implement our announced spin-out of our existing pay-per-view business as a separate public company and our plan to distribute a portion of the new company's equity to our common stockholders, subject to obtaining applicable approvals and consents and compliance with applicable rules and regulations and public market trading and listing requirements. In October 2021, we acquired Gramophone, entering artist and brand development business. Effective as of January 2022, we acquired Palm Beach Records further enhancing our music records label business.

During the fiscal year ended March 31, 2021, we livestreamed 146 major music festivals and live music events and generated approximately 150 million views worldwide, and as of December 31, 2021, our subscription service eclipsed 1.3 million paid subscribers across our audio services. Included in the total number as of December 31, 2021 are certain subscribers which are the subject of a contractual dispute. We are currently not recognizing revenue related to these subscribers.

Live Music Events

We produce, edit, curate and stream live music events through (i) broadband transmission over the Internet and/or satellite networks to our users throughout the world, where permitted (“Digital Live Events”) both advertiser supported and PPV events, and (ii) physical ticket sales of on-location music events and festivals at a variety of indoor clubs and outdoor venues and arenas (“On-premise Live Events”). These services allow our users to access live music content in person and over the Internet, including the ability to chat and communicate over our platform. LiveXLive provides Digital Live Events for free to our users; however, beginning in May 2020 we launched PPV capabilities and began charging our users to view certain Digital Live Events. We monetize these live events through third party advertising and sponsorship, including with brands such as Hyundai, Facebook, Tik Tok, Porsche, and Pepsi, and selling territorial licensing rights to Tencent in China and Ocesa in Mexico. Our cost structure varies by music event, and may include set upfront fees/artist guarantees, the amount of which is often dependent on specific artist. A festival’s existing production infrastructure or lack thereof, and, in turn results in, us having a production/financial commitment to the live stream, and in some cases, we may also share the associated revenue. The fees generated from any advertising, sponsored content, VOD/PPV and other services are generally subject to the aforementioned revenue sharing arrangements with certain artists, festival owners and/or music right holders, when applicable.

In February 2020, we acquired React Presents, a Chicago based live music promoter giving us the rights to produce and stream over 200 events annually, including React Presents’ tent pole festival Spring Awakening.

Digital Internet Radio and Music Services

Our digital Internet radio and music services are available to users online and through automotive and mobile original equipment manufacturers (“OEMs”) on a white label basis, which allow certain OEMs to customize the radio and music services with their own logos, branding and systems. Our users are able to listen to a variety of music, radio personalities, news, sports, comedy and the audio of live music events. Our revenue structure for our digital Internet radio and music services varies and may be in the form of (i) a free service to the listener supported by paid advertising, (ii) paid premium subscription services, and/or (iii) a fixed fee per user. The fees generated from ad-supported and subscription services are generally subject to revenue sharing arrangements with music right holders and labels, and fees to festivals, clubs, events, concerts, artists, promoters, venues, music labels and publishers (“Content Providers”).

Podcast Services

Our podcasts are available to users online alongside our digital Internet radio. Our users are able to listen to a variety of podcasts, from music, radio personalities, news, entertainment, comedy and sports. The podcasts are available on the LiveXLive platforms and also on other leading podcast listening platforms such as Apple Music, Spotify, and Amazon. Similar to our digital Internet radio fee structure, we monetize podcasts through (i) paid advertising or (ii) paid premium subscription services. We own one of the largest networks of podcast content in North America, which generates more than 2.48 billion downloads per year and 300+ episodes distributed per week across a stable of hundreds of top podcasts. In April 2021, we announced an agreement with Samsung for all PodcastOne distributed content to be available via the Listen tab on Samsung TV.

Merchandise

With the acquisition of CPS, we now own a group of web-oriented businesses specializing in the merchandise personalization industry. CPS develops, manufactures, and distributes personalized products for wholesale and direct-to-consumer distribution. CPS offers thousands of exclusive personalized gift items for family, home, seasonal holidays, and special events along with personalized jewelry. Wholesale clients include Walmart, Zulily, Zales, Petco, and Bed, Bath, & Beyond.

Artist and Brand Development

With the acquisition of Gramophone, we now own an artist and brand development company which comprises boutique agencies specializing in public relations, music and technology, artists and repertoire, strategic marketing, brand positioning, graphic design, and social media management. The acquisition of Gramophone complements our recently launched online digital talent search platform, Self Made, and further expands on our business model adding a new component to our flywheel of complementary businesses by providing artists an end-to-end solution to develop and amplify their brand audiences across our apps, social media and podcast platforms.

Music Records Label and Studio

With the acquisition of Palm Beach Records effective as of January 2022, we now own a music records label and studio, and we plan to expand the studio's music operations and launch a full-service podcast recording studio. We will use the studio to break and sign new music and podcast talent, broaden its publishing, management and recording divisions, offer exclusive content to drive new LiveOne members and use the studio for franchises and South Florida-based events - where we continue to bolster our operations and events.

Ancillary Products and Services

We also provide our customers the following:

●	Regulatory Support – streaming of music is generally subject to copyright protection. Whenever possible, we use our best efforts to clear music copyright licenses, artist streaming preferences and music publishing rights in advance of usage.

●	Post-Implementation Support – once our App is live on a platform, we provide technical and network support, which includes 24/7 operational assistance and monitoring of our services and performance.

Recent Developments

Cash Position at December 31, 2021

We expect to report cash and cash equivalents of approximately $12.4 million as of December 31, 2021. These anticipated financial results discussed are based on management’s preliminary unaudited analysis of financial results for the fiscal quarter ended December 31, 2021. As of the date of this prospectus supplement, we have not completed our financial statement reporting process for the fiscal quarter ended December 31, 2021, and our independent registered accounting firm has not audited the preliminary financial results discussed herein. During the course of our quarter- and fiscal year-end closing procedures and review process, we may identify items that would require it to make adjustments, which may be material, to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary financial results.

Palm Beach Records Acquisition

Effective as of January 2022, we acquired 51% of the outstanding interests of Palm Beach Records, a music records label and studio, and we plan to expand the studio's music operations and launch a full-service podcast recording studio. We plan to use the studio to break and sign new music and podcast talent, broaden its publishing, management and recording divisions, offer exclusive content to drive new LiveOne members and use the studio for franchises and South Florida-based events - where we continue to bolster our operations and events. We also agreed to split with the seller any net profit generated by Palm Beach Records on a 51%/49% basis in favor of our Company. Furthermore, we agreed to pay the seller of Palm Beach Records an annual management fee equal to 29% of Palm Beach Records net profit generated for such year. This acquisition did not have a material impact on our financial statements as of December 31, 2021.

Gramophone Media, Inc. Acquisition

On October 27, 2021, we acquired through our wholly owned subsidiary 100% of the equity interests of Gramophone, an artist and brand development company which comprises boutique agencies specializing in public relations, music and technology, artists and repertoire, strategic marketing, brand positioning, graphic design, and social media management, for total consideration of $650,000, in cash and shares of our common stock. The shares of our common stock issued to the seller are subject to a twenty-four-month lock-up period from the closing date, such that no such shares can be sold, transferred, assigned, hypothecated, or in any way disposed of, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise prior to the expiration of such period. $250,000 of the purchase price shall be paid to the seller in cash if (i) Gramophone achieves and reports GAAP revenue of at least $1.4 million and $0.25 million of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the period from June 1, 2021 to May 31, 2022 (collectively, “First Year Revenue Targets”), or (ii) if the First Year Revenue Targets are not met, if Gramophone achieves and reports GAAP revenue of at least $2 Million and $500,000 in EBITDA the period from June 1, 2022 to May 31, 2023.

Corporate Information

On October 5, 2021, our name changed from “LiveXLive Media, Inc.” to “LiveOne, Inc.” Prior to that, on August 2, 2017, our name changed from “Loton, Corp” to “LiveXLive Media, Inc.”, and we reincorporated from the State of Nevada to the State of Delaware, pursuant to the reincorporation merger of Loton, Corp (“Loton”), a Nevada corporation, with and into LiveXLive Media, Inc., a Delaware corporation and Loton’s wholly owned subsidiary, effected on the same date. As a result of such reincorporation merger, Loton ceased to exist as a separate entity, with LiveXLive Media, Inc. being the surviving entity. Our principal executive offices are located at 269 S. Beverly Dr., Suite #1450, Beverly Hills, CA 90212. Our main corporate website address is www.livexlive.com. We make available on or through our website our periodic reports that we file with the SEC. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with or furnish it to the SEC. The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Exchange Act.

THE OFFERING

Issuer	LiveOne, Inc.

Securities Offered by Us	shares of 9% Series A Cumulative Perpetual Preferred Stock, liquidation preference $25.00.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9% per annum of the $25.00 price per share (equivalent to $2.25 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a liquidation or redemption of the Series A Preferred Stock.

Dividends on our Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and payable in arrears on a date selected by us each calendar month that is no later than twenty (20) days following the end of each calendar month (each such date, a “Dividend Payment Date”); provided that if any Dividend Payment Date is not a Business Day, then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day.

Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the corresponding record date, which shall be first calendar day of such month, beginning March 1, 2022, whether or not a Business Day (the “dividend record date”). As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a Dividend Payment Date if such shares were not issued and outstanding on the applicable dividend record date. We expect that the first dividend on our Series A Preferred Stock sold in this offering will be payable on March 21, 2022 (in the amount of $0.1875 per share) to holders of record of the Series A Preferred Stock at the close of business on March 1, 2022.

Dividends on the Series A Preferred Stock will continue to accumulate whether or not (i) any of our agreements prohibit the current payment of dividends, (ii) we have earnings or funds legally available to pay the dividends, or (iii) our Board of Directors does not declare the payment of the dividends.

Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

For definition of  “Business Day” please read “Description of Series A Preferred Stock — Dividend Rate.”

Segregated Dividend Payment Account	We will establish a segregated account that will be funded at closing with proceeds sufficient to pre-fund with eight (8) monthly dividend payments. The segregated account may only be used to pay dividends on the Series A Preferred Stock, when legally permitted, and may not be used for other corporate purposes.

No Maturity or Mandatory Redemption	The Series A Preferred Stock has no maturity date, and we are not required to redeem the Series A Preferred Stock other than in connection with a Change of Control at the request of a holder of our Series A Preferred Stock. We are not required to set aside funds to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them pursuant to our optional redemption or are required to redeem them at the request of a holder of Series A Preferred Stock in connection with a Change of Control.

Redemption Feature of Series A Preferred Stock

At our option, the Series A Preferred Stock may be redeemed in whole or in part (at our option) upon not less than 30 days nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date and a redemption premium (the “Redemption Premium”). The Redemption Premium will initially be set at 10% of the $25.00 liquidation preference per share and will decrease by 2% per year until it terminates on the five-year anniversary of the initial issuance date (February                 , 2027). Please see the section entitled “Description of the Series A Preferred Stock — Redemption — Optional Redemption.”

Redemption upon Request of a Holder in Connection with a Change of Control

Upon the occurrence a Change of Control, holders of our Series A Preferred Stock may (i) require us to redeem their shares of our Series A Preferred Stock (a “COC Redemption Request”) at their option for cash at a per share redemption price of $27.50, plus accumulated and unpaid dividends (whether or not declared) to, but excluding, the COC Redemption Date (as defined below) and the applicable Redemption Premium, or (ii) continue to hold our Series A Preferred Stock.

A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

●     the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all the Company’s stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●     following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq.

Upon not less than 30 nor more than 60 days’ following the occurrence of a Change of Control, we will provide to holders of shares of our Series A Preferred Stock a written notice of occurrence of the Change of Control that describes the procedure for delivering a COD Redemption Request. Holders will be required to tender such shares of our Series A Preferred Stock in connection with the delivery of a COC Redemption Request (the date of such delivery and tender, the “COC Request Delivery Date”) and will receive payment for their shares on the second business day following the COC Request Delivery Date (a “COC Redemption Date”)

Conversion, Exchange and Preemptive Rights	The Series A Preferred Stock will not be subject to preemptive rights or be convertible into or exchangeable for any other securities or property at the option of the holder.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment and the applicable Redemption Premium, before any payment is made to the holders of our common stock. Please see the section entitled “Description of the Series A Preferred Stock — Liquidation Preference.”

Ranking	The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) junior to all of our existing and future indebtedness. Please see the section entitled “Description of the Series A Preferred Stock — Ranking.”

Limited Voting Rights	In the event dividends on the Series A Preferred Stock are in arrears for 18 or more monthly periods (whether or not consecutive), the holders of the Series A Preferred Stock, voting as a separate class, will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividends that are owed have been paid. The Series A Preferred Stock will not vote with the common stock, but will have voting rights as required by law and majority consent rights to approve (i) any merger, consolidation or share exchange that materially and adversely affects the rights, preferences or voting power of the Series A Preferred Stock, unless the Series A Preferred Stock is converted into or exchanged for (A) cash equal to or greater than the applicable redemption price per share or (B) preferred shares of the surviving entity having rights, preferences and privileges that are materially the same as those of the Series A Preferred Stock; (ii) any amendment of our Certificate of Incorporation or the Certificate of Designation establishing the Series A Preferred Stock to materially and adversely affect the rights of the Series A Preferred Stock; or (iii) declaring or paying any junior dividends or repurchasing any junior securities when all dividends on the Series A Preferred Stock have not been paid in full in cash.

Information Rights	During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of our Series A Preferred Stock are outstanding, we will (i) transmit by mail to all holders of Series A Preferred Stock, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections (other than exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of our Series A Preferred Stock. We will mail the reports to the holders of our Series A Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were a “smaller reporting company” subject to Section 13 or 15(d) of the Exchange Act.

Use of Proceeds

We estimate that the net proceeds we will receive from this offering will be approximately $         after deducting the underwriting discount and estimated offering expenses payable by us.

We currently intend to use the net proceeds we receive from this offering to fund the segregated dividend account, and the remaining net proceeds for general corporate purposes, which may include working capital, investments in the business of our Company and our subsidiaries and M&A, and repayment of debt. See “Use of Proceeds.”

Certain U.S. Federal Income Tax Considerations	For a discussion of the U.S. federal income tax consequences of purchasing, owning and disposing of the Series A Preferred Stock, please see the section entitled “Certain U.S. Federal Income Tax Considerations.” You should consult your independent tax advisor with respect to the U.S. federal income tax consequences of owning the Series A Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any other taxing jurisdiction.

Risk Factors	Investing in our Series A Preferred Stock involves a high degree of risk. Please carefully read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-9, the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Exchange Listing

Currently, no market exists for the Series A Preferred Stock. We have filed an application to list our Series A Preferred Stock on The NASDAQ Capital Market under the symbol “LVOP” and will not proceed with this offering if such application is not approved.

Form	The Series A Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depositary Trust Company (“DTC”).

Settlement	Delivery of the Series A Preferred Stock offered hereby will be made against payment therefor through the book-entry facilities of the DTC.

Transfer Agent	The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Preferred Stock will be VStock Transfer, LLC.

RISK FACTORS

Before you make a decision to invest in our Series A Preferred Stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our Annual Report on Form 10-K, filed with the SEC on July 14, 2021, our Quarterly Reports on Form 10-Q, filed with the SEC on August 16, 2021 and October 29, 2021, and in our other reports filed with the SEC and in future reports that we will file periodically. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Series A Preferred Stock to decline and you may lose part or all of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to This Offering and Ownership of Shares of Our Series A Preferred Stock

The Series A Preferred Stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock. Also, the Series A Preferred Stock effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock.

Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series A Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock then outstanding. Our debt instruments restrict the payment of dividends on the Series A Preferred Stock and contain events of default which could result in acceleration of such indebtedness upon the occurrence of certain events, including failure to meet certain financial covenants and the payment of dividends on, or redemption amounts in respect of, the Series A Preferred Stock in violation of our senior debt instruments. While we have obtained consent to permit the payment of dividends on the Series A Preferred Stock for the first eight (8) months following issuance, thereafter we may only pay such dividends so long as there is no default or event of default under our senior debt instruments. Accordingly, there can be no assurance that we will remain in compliance with the terms of our senior debt instruments, and if we default, we may be contractually prohibited from paying dividends on the Series A Preferred Stock or any amounts in redemption of or otherwise in respect of, the Series A Preferred Stock. Also, future offerings of debt or senior equity securities may adversely affect the market price of the Series A Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Preferred Stock and may result in dilution to owners of the Series A Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Series A Preferred Stock will bear the risk of our future offerings, which may reduce the market price of the Series A Preferred Stock and will dilute the value of their holdings in us.

We may incur additional indebtedness and obligations to pay dividends on preferred stock, some of which may be senior to the rights of the Series A Preferred Stock.

We and our subsidiaries may incur additional indebtedness and obligations to pay cumulative dividends on preferred stock, some of which may be senior to the rights of the Series A Preferred Stock. The terms of the Series A Preferred Stock do not prohibit us or our subsidiaries from incurring additional indebtedness or issuing additional series of preferred stock. Any such indebtedness will in all cases be senior to the rights of holders of Series A Preferred Stock. We may also issue additional series of preferred stock that contain dividend rights and liquidation preferences that are senior to the rights of holders of Series A Preferred Stock. Our subsidiaries may also incur indebtedness that is structurally senior to the Series A Preferred Stock, and we and our subsidiaries could incur indebtedness secured by a lien on our assets, entitling the holders of such indebtedness to be paid first from the proceeds of such assets. If we issue any additional preferred stock that ranks senior or pari passu with the Series A Preferred Stock, the holders of those shares will be entitled to a senior or ratable share with the holders of the Series A Preferred Stock in any proceeds distributed in connection with our insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to the holders of Series A Preferred Stock.

We may not be able to pay dividends on or satisfy our redemption obligations with respect to the Series A Preferred Stock if we have insufficient cash or available ‘surplus’ as defined under Delaware law to make such payments.

Our ability to pay cash dividends on or satisfy our redemption obligations with respect to the Series A Preferred Stock requires us to have either net profits or positive net assets (total assets less total liabilities) over our capital, and that we have sufficient working capital in order to be able to pay our debts as they become due in the usual course of business. Based on our anticipated net assets as of December 31, 2021, after giving pro forma effect to the offering of the Series A Preferred Stock, we will have limited net assets over our stated capital and future net losses we may incur would reduce the limited amount available. Accordingly, until such time as we generate significant net income from operations or otherwise increase our net assets over stated capital by means of, among other things, raising additional equity financing, we may not be able to pay cash dividends on or satisfy our redemption obligations with respect to the Series A Preferred Stock. Our ability to pay dividends or satisfy redemption requests may also be impaired if any of the risks described in this prospectus, including the documents incorporated by reference herein, were to occur. Also, payment of our dividends or redemption amounts depends upon our financial condition and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock, if any, and preferred stock, including the Series A Preferred Stock or satisfy redemption requests to pay our indebtedness or to fund our other liquidity needs.

We will establish a segregated account that will be funded at closing with proceeds sufficient to pre-fund with eight (8) monthly dividend payments although the payment of such amounts on deposit to holders of the Series A Preferred Stock is subject to compliance with applicable laws and with the foregoing limitations. Additionally, once the funds in the segregated account are exhausted, there can be no assurance that we will have sufficient cash flow from operations to continue such dividend payments. The amounts on deposit are also assets of our consolidated entity and while we have agreed not to use such amount for any corporate purposes other than payments of dividends on the Series A Preferred Stock, such account will be subject to a lien in favor of the holders of our secured indebtedness and otherwise be available to our creditors generally in the event holders of our indebtedness or other obligations arising in the ordinary course of business seek to pursue remedies under bankruptcy or insolvency laws or otherwise. In addition, our board of directors may determine that the use of such amount on deposit for other corporate purposes is required pursuant to the exercise of their fiduciary duties to our common stockholders. You should be aware that the pre-funded dividends may not be available to make such payments in the amounts and at the times required under the terms of the Series A Preferred Stock.

Our ability to meet our obligations under the Series A Preferred Stock depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

We conduct most of our business operations through our subsidiaries. In servicing dividend payments to be made on the Series A Preferred Stock, we will rely on cash flows from these subsidiaries, mainly dividend payments and other distributions. The ability of these subsidiaries to make dividend payments to us will be affected by, among other factors, the obligations of these entities to their creditors, requirements of corporate and other law, and restrictions contained in agreements entered into by or relating to these entities.

There is no established trading market for the Series A Preferred Stock which may, among several other factors, negatively affect the liquidity or market value of the shares.

There is currently no established trading market for the Series A Preferred Stock. We have applied to list the Series A Preferred Stock on The NASDAQ Capital Market and will not proceed with this offering if such application is not approved. After the Series A Preferred Stock are approved for listing on The NASDAQ Capital Market, we cannot provide any assurances about the development or sustainability of an active trading market, the liquidity of any trading market that may develop, the ability of holders to sell their Series A Preferred Stock in a timely manner or at all, or the price at which the holders might be able to sell their Series A Preferred Stock.

Future issuances of preferred stock, including future issuances of shares of Series A Preferred Stock, may reduce the value of the Series A Preferred Stock.

Upon the completion of the offering described in this prospectus supplement, we may sell additional shares of preferred stock, including shares of Series A Preferred Stock, on terms that may differ from those described in this prospectus supplement. Such shares could rank on parity with or, subject to the voting rights referred to above (with respect to issuances of new series of preferred stock), senior to the Series A Preferred Stock offered hereby as to distribution rights or rights upon liquidation, winding up or dissolution. The subsequent issuance of additional shares of Series A Preferred Stock, or the creation and subsequent issuance of additional classes of preferred stock on parity with the Series A Preferred Stock, could dilute the interests of the holders of Series A Preferred Stock offered hereby. Any issuance of preferred stock that is senior to the Series A Preferred Stock would not only dilute the interests of the holders of Series A Preferred Stock offered hereby, but also could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series A Preferred Stock.

Market interest rates may materially and adversely affect the value of our Series A Preferred Stock.

One of the factors that influences the price of our Series A Preferred Stock is the dividend yield on our Series A Preferred Stock (as a percentage of the market price of our Series A Preferred Stock) relative to market interest rates. Continued increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our Series A Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of our Series A Preferred Stock to materially decrease.

Holders of our Series A Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders of our Series A Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of our Series A Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have significant accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on our Series A Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Our revenues, operating results and cash flows may fluctuate in future periods, and we may fail to meet investor expectations, which may cause the price of our Series A Preferred Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict, and our income and cash flows may fluctuate significantly from period to period. If our operating results fall below the expectations of investors or securities analysts, the price of our Series A Preferred Stock could decline substantially. Factors that may cause fluctuations in our operating results are included in the section above entitled “Description Cautionary Note Regarding Forward-Looking Statements.”

The Series A Preferred Stock represents perpetual equity interests in us, and it has no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. As a result, our Series A Preferred Stock will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of our Series A Preferred Stock may be required to bear the financial risks of an investment in the Series A Preferred Stock for an indefinite period of time. In addition, our Series A Preferred Stock will rank junior to all our current and future indebtedness and other liabilities. The Series A Preferred Stock will also rank junior to any other senior securities we may issue in the future with respect to assets available to satisfy claims against us.

The Series A Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series A Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series A Preferred Stock. Also, we may elect in the future to obtain a rating for the Series A Preferred Stock, which could adversely affect the market price of the Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Stock.

The market price of our Series A Preferred Stock could be substantially affected by various factors.

The market price of our Series A Preferred Stock will depend on many factors, which may change from time to time, including:

●	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Stock;

●	trading prices of similar securities;

●	our history of timely dividend payments;

●	the annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments;

●	the trading price of our Common Stock;

●	the total amount owed by us under our outstanding indebtedness and Series A Preferred Stock, which could be affected by our future incurrence of additional debt or issuances of preferred stock;

●	general economic and financial market conditions;

●	government action or regulation;

●	the financial condition, performance and prospects of us and our competitors;

●	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

●	our issuance of additional preferred equity or debt securities;

●	actual or anticipated variations in quarterly operating results of us and our competitors; and

●	the ongoing impact of the global COVID-19 pandemic.

As a result of these and other factors, holders of the Series A Preferred Stock may experience a decrease, which could be substantial and rapid, in the market price of the Series A Preferred Stock, including decreases unrelated to our operating performance or prospects.

A holder of our Series A Preferred Stock has extremely limited voting rights.

The voting rights for a holder of Series A Preferred Stock are limited. Our shares of common stock are the only class of our securities that carry full voting rights. Voting rights for holders of the Series A Preferred Stock exist primarily with respect to voting on amendments to our certificate of incorporation, including the certificate of designations relating to the Series A Preferred Stock, that materially and adversely affect the rights of the holders of Series A Preferred Stock or authorize, increase or create additional classes or series of our capital stock that are senior to the Series A Preferred Stock. Other than the limited circumstances described in this prospectus supplement and except to the extent required by law, holders of Series A Preferred Stock do not have any voting rights. Please see the section in this prospectus entitled “Description of the Series A Preferred Stock — Voting Rights.”

Our management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering, including, but not limited to, general corporate purposes, which may include working capital, investments in the business of our Company and our subsidiaries and M&A. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the implementation of our corporate strategy. Pending their use to fund our operations, we may invest our cash, cash equivalents and short-term investments, including the net proceeds from this offering, in a manner that does not produce income or that loses value.

Risks Associated with our Capital Stock

Approximately 22.5% of our outstanding common stock is beneficially owned by our Chairman and Chief Executive Officer, who has the ability to substantially influence the election of directors and other matters submitted to stockholders.

As of the date of this prospectus supplement, 18,673,475 shares are beneficially owned by Robert S. Ellin, our Chairman and Chief Executive Officer, including shares underlying convertible notes held by Trinad Capital Master Fund Ltd., an affiliate of our Chief Executive Officer and Chairman (“Trinad Capital”), and vested options awarded to Mr. Ellin, which represents beneficial ownership of approximately 22.5% of our outstanding shares of common stock. As a result, he has and is expected to continue to have the ability to significantly influence the election of our board of directors and the outcome of all other matters submitted to our stockholders. His interest may not always coincide with our interests or the interests of other stockholders, and he may act in a manner that advances his best interests and not necessarily those of other stockholders. One consequence to this substantial influence or control is that it may be difficult for investors to remove management of our Company. It could also deter unsolicited takeovers, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

Market price of our common stock may also be highly volatile.

The trading price of our common stock may also be volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	issuance of our equity or debt securities, or disclosure or announcements relating thereto;

●	the lack of a meaningful, consistent and liquid trading market for our common stock;

●	additional shares of our common stock being sold into the market by us or our stockholders or the anticipation of such sales;

●	our convertible debt securities being converted into equity or the anticipation of such conversion;

●	announcements by us or our competitors of significant events or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	changes in operating performance and stock market valuations of companies in our industry;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us;

●	changes in regulation or tax law;

●	regulatory developments in the United States and foreign countries; and

●	other events or factors, including those resulting from the impact of COVID-19 epidemic, war or incidents of terrorism, or responses to these events.

Many of these factors are beyond our control. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of certain companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Provisions in our Certificate of Incorporation, our Bylaws and Delaware law might discourage, delay or prevent a change in control of our Company or changes in our management and, therefore, depress the trading price of our Series A Preferred Stock.

Provisions of our Certificate of Incorporation, our Bylaws and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our Company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:

●	the inability of stockholders to call special meetings;

●	the right of holders of our Series A Preferred Stock to call special meetings is subject to override;

●	the ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors.

In addition, the Delaware General Corporation Law (“DGCL”) prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years, has owned 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Series A Preferred Stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your shares of our Series A Preferred Stock in an acquisition.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We have never declared or paid any cash dividend on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Additionally, any credit and security agreement that we may enter into in the future will likely contain covenants that will restrict our ability to pay dividends. Any return to stockholders will therefore be limited to the appreciation of their stock.

Sales of a substantial number of shares of our common stock in the public market by certain of our stockholders could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our Series A Preferred Stock in this offering will be $          in total (assuming the over-allotment option is not exercised) based on the public offering price of $25.00 per share, after deducting the total underwriting discounts and commissions.

$         of such net proceeds will be deposited at closing in a segregated account, representing an amount sufficient to pre-fund eight (8) monthly dividend payments on the Series A Preferred Stock. We intend to use the remaining net proceeds of this offering for general corporate purposes, which may include working capital, investments in the business of our Company and our subsidiaries and M&A, and repayment of debt. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities and/or savings accounts.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, total debt and capitalization as of September 30, 2021:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the sale by us of shares of our Series A Preferred Stock offered by us in this offering at an offering price of $25.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with “Use of Proceeds” section included in this prospectus supplement, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and our Annual Report on Form 10-K for the year ended March 31, 2021, each of which are incorporated by reference into this prospectus supplement and accompanying prospectus.

	As of 9/30/2021

	Actual	Pro forma as Adjusted for the Offering
	(In thousands, except share and per share amounts)
Cash and cash equivalents	$16,478	$

Total debt	$28,745	$

Preferred stock: $0.001 par value; 10,000,000 shares authorized, no shares and issued and outstanding, actual and shares as adjusted	$--	$
Common stock: $0.001 par value; 500,000,000 shares authorized, 79,001,821 shares issued and outstanding, actual and as adjusted.	79
Additional paid-in capital	195,769
Accumulated deficit	(193,228)
Capitalization	$31,365	$

The foregoing table excludes shares of our common stock issuable upon the exercise, conversion, or redemption of the following:

(a)	4,294,399 shares of our common stock available for issuance under our 2016 Equity Incentive Plan, of which 5,212,732 restricted stock units to be settled in shares of our common stock were outstanding as of September 30, 2021, and options to purchase 3,621,124 shares of our common stock were outstanding as of September 30, 2021 with a weighted average exercise price of $3.82 per share, of which options to purchase 3,374,129 shares of our common stock had vested as of September 30, 2021.
(b)	5,806,321 shares of our common stock issuable as of September 30, 2021 upon conversion of (i) convertible promissory notes issued to Trinad Capital, which are convertible at $3.00 per share, (ii) a convertible promissory note, which was exchanged into shares of our common stock during the quarter ended December 31, 2021, and (iii) two convertible promissory notes, which are convertible at $4.50 a share.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

The description of certain terms of the Series A Preferred in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the certificate of designation establishing the terms of our Series A Preferred Stock, as amended, our amended and restated bylaws and Delaware corporate law. You are strongly encouraged to read the certificate of designations because it, and not this description, defines your rights as a holder of shares of Series A Preferred Stock.

General

Pursuant to our amended and restated certificate of incorporation, as amended, we are currently authorized to designate and issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our amended and restated certificate of incorporation and Delaware corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders.

As of December 31, 2021, we had no shares of the Series A Preferred Stock issued and outstanding. Assuming all of the          shares of Series A Preferred Stock offered hereunder (including the underwriter’s over-allotment option) are issued, we will have available for issuance            authorized but unissued shares of preferred stock. The Series A Preferred Stock offered hereby, when issued, delivered and paid for in accordance with the terms of the underwriting agreement, will be fully paid and nonassessable. Our board of directors may, without the approval of holders of the Series A Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on par with the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series A Preferred Stock will require approval of the holders of Series A Preferred Stock, as described below in “Voting Rights.”

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Preferred Stock is VStock Transfer, LLC. Its principal business address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

Listing

Currently, no market exists for our Series A Preferred Stock. We have filed an application to list our Series A Preferred Stock on The NASDAQ Capital Market under the symbol “LVOP” and will not proceed with this offering if such application is not approved. We expect the Series A Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee, The Depository Trust Company. See “Description of Series A Preferred Stock — Book-Entry Procedures” on page S-24.

No Maturity or Mandatory Redemption

The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or a holder delivers a COC Redemption Request as described below under “— Redemption upon Request of a Holder in Connection with a Change of Control.” We are not required to set aside funds to redeem the Series A Preferred Stock.

Ranking

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2) on a par with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(4) junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of our existing subsidiaries.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of  9% per annum of the $25.00 per share liquidation preference (equivalent to $2.25 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by our board of directors out of funds legally available therefor or upon a liquidation or redemption of the Series A Preferred Stock.

Dividends on our Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and payable in arrears on a date selected by us each calendar month that is no later than twenty (20) days following the end of each calendar month (each such date, a “Dividend Payment Date”); provided that if any Dividend Payment Date is not a Business Day (as herein defined) then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day. “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the corresponding record date, which shall be the first day of such month, beginning March 1, 2022, whether or not a business day (the “dividend record date”). As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a Dividend Payment Date if such shares were not issued and outstanding on the applicable dividend record date. The first dividend on our Series A Preferred Stock sold in this offering will be payable on March 20, 2022 (in the amount of  $0.1875 per share) to holders of record of the Series A Preferred Stock as of March 1, 2022.

Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

No dividends on shares of Series A Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors — We may not be able to pay dividends on the Series A Preferred Stock if we have insufficient cash or available ‘surplus’ as defined under Delaware law to make such dividend payments” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series A Preferred Stock.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future dividends on our common stock and preferred stock, including the Series A Preferred Stock, will be in the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash dividends on our preferred stock or what the actual dividends will be for any future period. A segregated account will be funded at closing with proceeds sufficient to pre-fund with eight (8) monthly dividend payments, although such funds may only be used for the payment of such dividends to the extent funds are legally available therefor. The segregated account may only be used to pay dividends on the Series A Preferred Stock, when legally permitted, and may not be used for other corporate purposes.

Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Payment Dates, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a par with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other dividend be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of  $25.00 per share, plus an amount equal to any accumulated and unpaid dividends (whether or not declared) to, but not including, the date of payment and applicable Redemption Premium, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock ranking on parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series A Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

The Series A Preferred Stock may be redeemed in whole or in part (at our option) at any time, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date and applicable Redemption Premium. If we elect to redeem any shares of Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.

Redemption Procedures

In the event we elect to redeem Series A Preferred Stock, the notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appear on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

●	the redemption date;

●	the number of shares of Series A Preferred Stock to be redeemed;

●	the redemption price of $25.00 per share of Series A Perpetual Preferred Stock, plus any accrued and unpaid dividends to and including, the date of redemption and applicable Redemption Premium;

●	the place or places where certificates for the Series A Preferred Stock other than through DTC are to be surrendered for payment of the redemption price;

●	that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on the redemption date;

●	whether such redemption is being made pursuant to the provisions described above under “— Optional Redemption” or “— Special Optional Redemption”;

●	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

●	any other information required by law or by the applicable rules of any exchange upon which the Series A Perpetual Preferred Stock may be listed or admitted for trading

If less than all of the Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

On or after the date fixed for redemption, each holder of Series A Preferred Stock that holds a certificate other than through DTC book entry described below, shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series A Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above or in connection with a COC Redemption Request, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.

Redemption upon Request of a Holder in Connection with a Change of Control

Upon the occurrence a Change of Control, holders of the Series A Preferred Stock may (i) require us to redeem their shares of Series A Preferred Stock (a “COC Redemption Request”) at their option for cash at a per share redemption price of $27.50, plus accumulated and unpaid dividends (whether or not declared) to, but excluding, the redemption date and the applicable Redemption Premium, or (ii) continue to hold the Series A Preferred Stock.

A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all the Company’s stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq.

Upon not less than 30 nor more than 60 days’ following the occurrence of a Change of Control, we will provide to holders of shares of Series A Preferred Stock a written notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

●	the events constituting the Change of Control;

●	the date of the Change of Control;

●	the name and address of the paying agent; and

●	the procedures that the holders of shares of Series A Preferred Stock must follow to deliver a COC Redemption Request.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of shares of Series A Preferred Stock.

Change of Control Optional Redemption Procedures

To require us to redeem shares of Series A Preferred Stock, a holder must deliver a notice of redemption, by overnight delivery or by first class mail, postage prepaid to us at our principal executive offices. Each such notice must be an original, notarized copy and must state: (1) the name and address of the stockholder whose shares of Series A Preferred Stock are requested to be redeemed, (2) the number of shares of Series A Preferred Stock requested to be redeemed, and (3) the name of the broker dealer who holds the shares of Series A Preferred Stock requested to be redeemed, the stockholder’s account number with such broker dealer and such broker dealer’s participant number for DTC. If fewer than all shares for which a notice of redemption was delivered to us are to be redeemed, the number of shares to be redeemed will be pro rata based on the number of shares of Series A Preferred Stock for which each holder submitted a notice of redemption.

Upon any redemption of shares of Series A Preferred Stock, the holder thereof will be entitled to receive a sum equal to $27.50, plus all accumulated and unpaid dividends on such shares to, but excluding, the applicable COC Redemption Date (unless such COC Redemption Date falls after a dividend record date and on or prior to the corresponding dividend payment date, in which case each holder of shares of Series A Preferred Stock on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of shares of Series A Preferred Stock that are redeemed on such COC Redemption Date will be entitled to the dividends, if any, occurring after the end of the dividend period to which such dividend payment date relates up to, but excluding, the COC Redemption Date) plus the applicable Redemption Premium. Upon the redemption of any shares of Series A Preferred Stock, such shares of Series A Preferred Stock will cease to be outstanding, dividends with respect to such shares of Series A Preferred Stock will cease to accumulate and all rights whatsoever with respect to such shares (except the right to receive the per share cash payment for the redeeming shares) will terminate.

Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter, repeal or replace our certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class).

Right to Elect Two Directors Upon Nonpayment

In addition, if and whenever dividends on the Series A Preferred Stock or any other class or series of preferred stock that ranks on parity with Series A Preferred Stock as to payment of dividends, and upon which equivalent voting rights have been conferred and are exercisable, have not been paid in an aggregate amount equal to, as to any class or series, the equivalent of at least eighteen or more monthly dividends (whether consecutive or not), the number of directors constituting the board of directors shall be increased by two, and the holders of the Series A Preferred Stock (together with holders of any class of the Corporation’s authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist), shall have the right, voting separately as a single class without regard to series, to the exclusion of the holders of common stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancy in the terms of such directorships), provided that the election of such directors must not cause our Company to violate the corporate governance requirements of Nasdaq (or other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and further provided that our board of directors shall at no time include more than two such directors. Such directors elected by the holders of shares of our Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with Series A Preferred Stock as to payment of dividends having equivalent voting rights are the “Preferred Directors.”

The election of the Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of our Series A Preferred Stock and any other class or series of our stock that ranks on parity with our Series A Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid, called as provided in the Certificate of Designation. At any time after the special voting power has vested, the secretary of our Company may, and upon the written request of any holder of our Series A Preferred Stock may (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of our Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with our Series A Preferred Stock as to payment of dividends and having equivalent voting rights and for which dividends have not been paid for the election of two directors to be elected by them.

The Preferred Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders unless he or she has been previously terminated or removed. In case any vacancy in the office of a Preferred Director occurs (other than prior to the initial election of the Preferred Directors), the vacancy may be filled by the vote of the holders of our Series A Preferred Stock (together with holders of any other class of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of the stockholders.

Whenever full dividends have been paid regularly on our Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with our Series A Preferred Stock as to payment of dividends, if any, for the equivalent of at least eighteen monthly Dividend Periods, then the right of the holders of our Series A Preferred Stock to elect the Preferred Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods). The terms of office of the Preferred Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly. The Preferred Directors may be removed at any time without cause by the holders of record of a majority of the outstanding shares of our Series A Preferred Stock (together with holders of any other class of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights above.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, such outstanding shares of our Series A Preferred Stock either are subject to (1) a notice of redemption pursuant to the provisions described above under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption” above and funds sufficient to pay the applicable redemption price, including accumulated and unpaid dividends, and applicable Redemption Premium for all of such shares of our Series A Preferred Stock called for redemption have been set aside for payment or (2) a Change of Control Conversion Right which has been properly exercised and not withdrawn.

When the Series A Preferred Stock is entitled to vote, such shares are entitled to one vote per share. In any matter in which the Series A Preferred Stock may vote as a single class with any other series of our preferred stock (as described in this prospectus supplement or as may be required by law), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of stated liquidation preference.

Except as described above and expressly stated in the certificate of designations or as may be required by applicable law, the Series A Preferred Stock does not bestow any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of our Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of our Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of our Series A Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of our Series A Preferred Stock within 30 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “smaller reporting company” within the meaning of the Exchange Act.

Preemptive Rights

No holders of our Series A Preferred Stock will, as holders of our Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Book-Entry Procedures

DTC acts as securities depository for our outstanding Series A Preferred Stock. With respect to the Series A Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the placement agent, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of shares of Series A Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series A Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series A Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series A Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series A Preferred Stock are made directly to DTC (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Direct Registration System

The Series A Preferred Stock will be registered in book-entry form through the Direct Registration System (the “DRS”). The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated shares, which ownership shall be evidenced by periodic statements issued by the depositary to the holders of shares of Series A Preferred Stock entitled thereto. This direct registration form of ownership allows investors to have securities registered in their names without requiring the issuance of a physical stock certificate, eliminates the need for you to safeguard and store certificates and permits the electronic transfer of securities to effect transactions without transferring physical certificates.

Transfer and Dividend Paying Agent

VStock Transfer, LLC will act as the transfer and dividend payment agent and registrar in respect of the Series A Preferred Stock.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations of the acquisition, ownership and disposition of the Series A Preferred Stock offered by this prospectus supplement, but does not purport to be a complete analysis of all potential tax effects. This discussion does not address effects of other U.S. federal tax laws, such as estate and gift tax laws, or of state, local, non-U.S. or other tax considerations that may be relevant to a purchaser or holder of the Series A Preferred Stock in light of their particular circumstances. This discussion is based on the U.S. Internal Revenue Code, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case as of the date hereof. These authorities may change, possibly with retroactive effect, or may be subject to differing interpretations that may adversely affect a holder of the Series A Preferred Stock. We have not sought, and do not expect to seek, a ruling from the IRS or any other United States federal, state, or local taxing authority, or the opinion of legal counsel, with respect to any tax issue affecting the Company. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the acquisition, ownership and disposition of the Series A Preferred Stock.

This discussion is limited to holders that hold our Series A Preferred Stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances, including the impact of the alternative minimum tax and of the Medicare contribution tax on net investment income. In addition, it does not address consequences for holders subject to special rules, including without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding the Series A Preferred Stock as part of a hedge, straddle, conversion, or other integrated transaction;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	S corporations, partnerships or entities or arrangements that are treated as pass-through entities for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons subject to special tax accounting rules;

●	persons who hold or receive the Series A Preferred Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons deemed to sell our Series A Preferred Stock under the constructive sale provisions of the Code;

●	tax-qualified retirement plans; and

●	“qualified foreign pension funds” as defined in Section 897(1)(2) of the Code.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Series A Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series A Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Series A Preferred Stock.

This discussion is for information purposes only and is not tax advice. You should consult your own independent tax advisor concerning the application of the U.S. federal income tax laws to your particular circumstances as well as any tax consequences for the acquisition, ownership, or disposition of the Series A Preferred Stock arising under other U.S. federal tax laws and the laws of any non-U.S., state or local tax jurisdiction or under any applicable income tax treaty.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Series A Preferred Stock that, for U.S. federal income tax purposes, is or is treated as;

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A “non-U.S. holder” is any beneficial owner of our Series A Preferred Stock that is not a U.S. holder.

U.S. Holders

Distributions in General

If distributions are made with respect to the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. Subject to customary conditions and limitations, dividends will be eligible for the dividends-received deduction in the case of U.S. holders that are (or are treated for U.S. federal income tax purposes as) corporations. Dividends paid to non-corporate U.S. holders generally will qualify for taxation at preferential rates if those holders meet certain holding period and other applicable requirements. Dividends received by non-corporate U.S. holders may also be subject to the additional 3.8% tax on net investment income. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series A Preferred Stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s tax basis in its shares will be taxable as gain from the disposition of the Series A Preferred Stock, the tax treatment of which is discussed below.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. holder’s tax basis in the Series A Preferred Stock could be characterized as “extraordinary dividends” under Section 1059 of the Code. Corporate U.S. holders that have held our Series A Preferred Stock for two years or less before the dividend announcement date and that receive an extraordinary dividend will generally be required to reduce their tax basis in the stock by the nontaxed portion of the dividend due to the dividends-received deduction. If the amount of reduction exceeds the U.S. holder’s tax basis in the stock, the excess will be taxable as gain from the disposition of the stock, the tax treatment of which is discussed below. Non-corporate U.S. holders that receive an extraordinary dividend will be required to treat any losses on the sale of our Series A Preferred Stock as long-term capital losses to the extent of the extraordinary dividends such U.S. holders receive that qualify for taxation at the preferential rates discussed above under “— Distributions in General.” U.S. holders are urged to consult their tax advisors with respect to the eligibility for and amount of any dividend received deduction and the application of Section 1059 of the Code to any dividends they receive.

Constructive Distributions on Series A Preferred Stock

A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series A Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Certain U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series A Preferred Stock is uncertain.

We have the right to call our Series A Preferred Stock for redemption at any time (the “call option”) and the holders have the right to require us to redeem our Series A Preferred Stock upon any Change of Control (the “holder put option”). The stated redemption price of the Series A Preferred Stock upon any redemption pursuant to the call option holder put option is equal to the liquidation preference of the Series A Preferred Stock (i.e., $25.00, plus accrued and unpaid dividends to the date of redemption and applicable Redemption Premium) and pursuant to the holder put option upon a Change of Control is equal to $27.50, plus accrued and unpaid dividends to the date of redemption and applicable Redemption Premium and, in each case, is payable in cash.

If the redemption price of the Series A Preferred Stock exceeds the issue price of the Series A Preferred Stock upon any redemption pursuant to the call option or holder put option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series A Preferred Stock. The redemption price for the Series A Preferred Stock should be the liquidation preference of the Series A Preferred Stock in the case of the call option. Assuming that the issue price of the Series A Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series A Preferred Stock should be the initial offering price at which a substantial amount of the Series A Preferred Stock is sold to the public (excluding any intervening sales to bond houses and brokers).

A redemption premium for the Series A Preferred Stock should not result in constructive distributions to U.S. holders of the Series A Preferred Stock if the redemption premium is less than a de-minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series A Preferred Stock should be considered de-minimis if such premium is less than 0.25% of the Series A Preferred Stock’s liquidation value of  $25.00 at maturity, multiplied by the number of complete years to maturity. The determination under the OID Rules of a maturity date for preferred stock, such as the Series A Preferred Stock, is unclear. Accordingly, the remainder of this discussion assumes that the Series A Preferred Stock is issued with a redemption premium greater than a de-minimis amount.

The call option should not result in constructive distributions of redemption premium if, based on all of the relevant facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. However, the fact that a redemption right does not fall within the safe harbor described in the preceding sentence does not necessarily mean that an issuer’s right to redeem is more likely than not to occur for this purpose, and such right to redeem must still be tested under all of the relevant facts and circumstances to determine if it is more likely than not to occur. We do not expect that a redemption pursuant to the call option would be treated as more likely than not to occur under the foregoing test. Accordingly, U.S. holders of the Series A Preferred Stock should not be required to recognize constructive distributions of the redemption premium because of our call option. However, holders should consult with their own independent tax advisers on the particular consequences to such holder of the call option under these rules.

Disposition of Series A Preferred Stock by Sale or Exchange

Upon any sale or disposition (other than certain redemptions, as discussed below) of the Series A Preferred Stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series A Preferred Stock is longer than one year. Non-corporate U.S. holders may be eligible for preferential tax rates on long-term capital gains but also may be subject to the additional 3.8% tax on net investment income. The deductibility of capital losses is subject to limitations.

Redemptions

If we redeem our Series A Preferred Stock, the redemption will generally be treated as a sale or exchange by the U.S. holder if the redemption:

●	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

●	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

●	results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b) (3) of the Code; or

●	is a redemption of stock held by a non-corporate stockholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series A Preferred Stock and common stock that the U.S. Holder actually owns, but also shares of our stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code. If the redemption is treated as a sale or exchange, the tax consequences of a U.S. holder would be as described above under “— Disposition of Series A Preferred Stock by Sale or Exchange,” except to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series A Preferred Stock, which would be treated as described above under “— Distributions in General.” Each U.S. holder of shares of our Series A Preferred Stock is urged to consult its own tax advisor to determine whether a payment made in redemption will be treated for U.S. federal income tax purposes as a distribution or an exchange of such shares.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time.

Satisfaction of the “substantially disproportionate” and “complete redemption” exceptions depends on compliance with objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code, respectively. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and, for this purpose, stock which does not have voting rights until the occurrence of an event is not treated as voting stock until the occurrence of such specified event. Accordingly, any redemption of the Series A Preferred Stock generally will not qualify for the “substantially disproportionate” exception because its voting rights are limited as provided in the “Description of Series A Preferred Stock — Voting Rights.” A redemption will result in a “complete redemption” if either (i) all of the shares of our stock actually and constructively owned by a U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code.

For purposes of the “redemption from non-corporate stockholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the stockholder level), is made pursuant to a plan, and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For this purpose, a distribution generally is not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature and has been interpreted under case law to include the termination of a business or line of business. If the redemption payment is treated as a dividend, the rules discussed above in “— Distributions in General” apply.

Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series A Preferred Stock is treated as a distribution with respect to such holder’s Series A Preferred Stock, but not as a dividend, such amount will be allocated to all shares of the Series A Preferred Stock held by such holder immediately before the redemption on a pro rata basis. The amount applied to each share will reduce such holder’s adjusted tax basis in that share, and any excess after the basis is reduced to zero will result in taxable gain. If such holder has different bases in shares of the Series A Preferred Stock, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have gain even if such holder’s aggregate adjusted tax basis in all shares of the Series A Preferred Stock held exceeds the aggregate amount of such distribution.

The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Series A Preferred Stock to the holder’s remaining, unredeemed Series A Preferred Stock (if any), but not to any other class of stock held, directly or indirectly, by the holder. Any unrecovered basis in the Series A Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized. As of March 28, 2019, these proposed regulations have been withdrawn as part of the current presidential administration’s effort to withdraw or revise regulations that increase complexity and financial burdens on taxpayers, or that exceed the IRS’s statutory authority. As a result, the treatment governing adjustments to the basis of a U.S. holder’s Series A Preferred Stock with respect to amounts treated as a distribution with respect Series A Preferred Stock, but not as a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain.

Each U.S. holder of the Series A Preferred Stock should consult its own independent tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or as a payment in exchange for the Series A Preferred Stock.

Information Reporting and Backup Withholding

We or an applicable withholding agent will report to our U.S. holders and the IRS the amount of dividends (including deemed dividends) paid during each year and the amount of any tax withheld with respect to the Series A Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding at a rate of 24% on payments of dividends on the Series A Preferred Stock unless the holder furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information or otherwise establishes an exemption from backup withholding. Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the U.S. holder timely furnishes the required information to the IRS.

Non-U.S. Holders

Distributions

If distributions are made with respect to the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Series A Preferred Stock, but not below zero. If the distribution exceeds our current and accumulated earnings and profits and the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Series A Preferred Stock, the tax treatment of which is discussed below.

In addition, if we are classified as a U.S. real property holding corporation (a “USRPHC”) within the meaning of Section 897(c) of the Code and any distribution exceeds our current and accumulated earnings and profits, we will need to satisfy our withholding requirements either by (a) treating the entire distribution (even if in excess of earnings and profits) as a dividend subject to the withholding rules described below and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC; or (b) treating (i) only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend subject to the withholding rules in the following paragraph; and (ii) the excess portion of the distribution as subject to withholding at a rate of 15% (or such lower rate as may be specified by an applicable income tax treaty), as if such excess were the result of a sale of shares in a USRPHC, with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability for the tax withheld from such excess. We believe that we currently are not a USRPHC, and we do not expect to become a USRPHC for the foreseeable future (see discussion of USRPHCs below under “— Disposition of Series A Preferred Stock, Including Redemptions”).

Dividends (including amounts distributed by a USRPHC and subject to withholding as dividends per the preceding paragraph) paid to a Non-U.S. holder of the Series A Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are treated as being effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to this withholding tax, provided that certain certification and disclosure requirements are satisfied including completing IRS Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person (as defined under the Code), unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. holder of the Series A Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding for dividends, as discussed below, will be required to (i) complete IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Series A Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A Non-U.S. holder of the Series A Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the U.S. Internal Revenue Service.

Disposition of Series A Preferred Stock, Including Redemptions

Any gain realized by a Non-U.S. holder on the disposition of the Series A Preferred Stock generally will not be subject to U.S. federal income or withholding tax unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);

●	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

●	we are or have been a USRPHC, as defined in Section 897(c) of the Code, unless a Non-U.S. holder owned directly or pursuant to applicable attribution rules at all times during the five-year period ending on the date of disposition or such holder’s holding period for such stock, 5% or less of the Series A Preferred Stock — assuming that the Series A Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and, if it is a corporation, may also be subject to branch profits tax equal of 30% (generally applicable to its effectively connected earnings and profits) or at such lower rate as may be specified by an applicable income tax treaty.

An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable tax treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even if the individual is not considered a resident of the United States for U.S. federal income tax purposes.

A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain realized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. The amount realized on the disposition of such Non-U.S. Holder’s Series A Preferred Stock subject to a 15% withholding tax, which withholding tax is creditable against the actual amount of tax due pursuant to the preceding sentence. A corporation is a USRPHC if it is a U.S. corporation and the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. Our Series A Preferred Stock will be listed on the NASDAQ Capital Market and we believe that, for as long as we continue to be so listed, our Series A Preferred Stock will be treated as regularly traded on an established securities market. If we do become a USRPHC and our Series A Preferred Stock is regularly traded on an established securities market, a Non-U.S. holder (who is not described in the first two bullet points above) generally will be subject to U.S. federal income tax on any gain from the disposition of such stock only if such Non-U.S. holder has owned or is deemed to have owned more than 5% of our Series A Preferred Stock, at any time within the shorter of the five-year period preceding the disposition or such holder’s holding period for such stock.

If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series A Preferred Stock, the Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Series A Preferred Stock is longer than one year. A Non-U.S. holder should consult its own independent tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series A Preferred Stock, a redemption of shares of the Series A Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of as a dividend, a Non-U.S. holder generally will recognize capital gain or loss, equal to the difference between the amount of cash received and fair market value of any property received and the Non-U.S. holder’s adjusted tax basis in the Series A Preferred Stock redeemed (except that to the extent that any cash received is attributable to any accrued but unpaid dividends), and such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for such Series A Preferred Stock exceeds one year,. A payment made in redemption of the Series A Preferred Stock may be treated as a dividend (subject to taxation as discussed above under “Non-U.S. Holders — Distributions on the Series A Preferred Stock”), rather than as payment in exchange for the Series A Preferred Stock, in the same circumstances discussed above under “— U.S. Holders: Redemptions.” Each Non-U.S. holder of the Series A Preferred Stock should consult its own independent tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or as payment in exchange for the Series A Preferred Stock.

Information reporting and backup withholding.

We must annually report to the IRS and to each Non-U.S. holder the amount of dividends (including constructive dividends) paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply to the payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor an IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) or otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of shares of our Series A Preferred Stock is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN or Form W-8BEN-E (or other suitable substitute or successor form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of shares of our Series A Preferred Stock if such sale is effected through a foreign office of a broker, provided that the broker does not have certain U.S. connections. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against such holder’s U.S. federal income tax liability (if any), which may entitle the holder to a refund if in excess of such liability, provided that the holder timely provides the required information to the IRS. Non-U.S. holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Foreign Account Tax Compliance Act.

Sections 1471 to 1474 of the Code (such sections, and the Treasury Regulations and administrative guidance issued thereunder, commonly referred to as FATCA) impose a 30% U.S. withholding tax on certain “withholdable payments” made to a “foreign financial institution” or a “nonfinancial foreign entity.” “Withholdable payments” include payments of dividends and the gross proceeds from a disposition of certain property (such as shares of our Series A Preferred Stock), if such disposition occurs after December 31, 2018. In general, if a holder is a “foreign financial institution” (which includes investment entities such as hedge funds and private equity funds), the 30% withholding tax will apply to withholdable payments made to such holder, unless such holder enters into an agreement with the U.S. Department of Treasury to collect and provide substantial information regarding its U.S. account holders, including certain account holders that are foreign entities with U.S. owners, and to withhold 30% on certain “pass-through payments.” If such holder is a “non-financial foreign entity,” FATCA also generally will impose a withholding tax of 30% on withholdable payments made to such holder unless the holder provides the withholding agent with a certification that it does not have any “substantial United States owners” or a certification identifying its direct and indirect substantial United States owners. Intergovernmental agreements between the United States and a holder’s resident country may modify some of the foregoing requirements.

Although withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of the Series A Preferred Stock on or after January 1, 2019, Treasury Regulations proposed in late 2018 eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Non-U.S. holders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of shares of our Series A Preferred Stock.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Series A Preferred Stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Under the terms and subject to the conditions set forth in an underwriting agreement, the underwriters named below, for whom ThinkEquity LLC (“ThinkEquity”), is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, the number of shares of Series A Preferred Stock indicated below:

Underwriter	Shares
ThinkEquity LLC

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the aggregate number of shares of Series A Preferred Stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the shares of Series A Preferred Stock offered hereby (other than those covered by the underwriters’ option to purchase additional shares of Series A Preferred Stock described below) if they purchase any shares of the Series A Preferred Stock.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for up to 45 days from the date of this prospectus supplement, to purchase up to         additional shares of Series A Preferred Stock at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase the number of additional shares of Series A Preferred Stock approximately proportionate to that underwriter’s initial purchase commitment.

Underwriting Discount and Expenses

The underwriters are purchasing the shares of Series A Preferred Stock from us at $         per share of Series A Preferred Stock (representing approximately $         aggregate gross proceeds to us, before we deduct our out-of-pocket expenses of approximately $         . The underwriters propose to offer the shares of Series A Preferred Stock offered hereby to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may effect such transactions by selling shares of Series A Preferred Stock to or through dealers, at that price less a concession not in excess of  $         per share. Such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of Series A Preferred Stock for whom they may act as agents or to whom they may sell as principal.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per share		Total
	Without Option	With Option	Without Option	With Option
Public offering price of Series A Preferred Stock	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds before expenses, to us	$	$	$	$

We have paid an expense deposit of $25,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and reimbursements, will be approximately $         . We have also agreed to reimburse the Underwriters for certain expenses incurred in connection with this Offering pursuant to the underwriting agreement, including certain legal fees, up to an aggregate of $150,000.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-Up Agreement

We have agreed with the underwriters, subject to certain limited exceptions, without first obtaining the written consent of the representative on behalf of the underwriters, (i) for ninety days after the date of this prospectus supplement not to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction is to be settled by delivery of Common Stock, Series A Preferred Stock or such other securities, in cash or otherwise, or (ii) for sixty days after the date of this prospectus supplement, our Chief Executive Officer and Chairman will not, and we shall use our commercially reasonable best efforts to cause our other executive officers and directors not to, enter into customary “lock-up” agreements in favor of ThinkEquity pursuant to which such persons and entities will agree, for a period of two months from the date of the Offering that they will neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company (collectively, the “Lock-up Securities”).

The representative, in its sole discretion, may release any of the Lock-up Securities in whole or in part at any time with or without notice. The representative has no present intent or arrangement to release any of the Lock-up Securities. The release of any lock-up is considered on a case-by-case basis. Factors that will be considered in deciding whether to release Series A Preferred Stock may include the length of time before the lock-up period expires, the number of shares of Series A Preferred Stock involved, the reason for the requested release, market conditions, the trading price of the Series A Preferred Stock and the historical trading volume of the Series A Preferred Stock.

Right of First Refusal

ThinkEquity will have a right of first refusal to act as the sole investment banker, sole book runner and/or sole placement agent, at ThinkEquity’s sole discretion, (i) until 12 months from the closing of the offering, in any future offering of preferred securities, and (y) until 6 months from the closing of the offering in any private or public offering of common stock we may undertake, other than any “at the market offering”, debt, convertible debt on terms customary for a transaction of that type. During the applicable period stated in this Section, ThinkEquity shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Listing

The Series A Preferred Stock is a new issue of securities with no established trading market. We have applied to list the Series A Preferred Stock on The NASDAQ Capital Market under the symbol “LVOP” and this offering will not proceed unless such application is approved.

Passive Market Making

In connection with the offering, the underwriters may engage in passive market making transactions in shares of Series A Preferred Stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of shares of Series A Preferred Stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the representative, on behalf of the underwriters, may purchase and sell shares of Series A Preferred Stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of securities in excess of the number of securities to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of securities made in an amount up to the number of shares of Series A Preferred Stock represented by the underwriters’ over-allotment option. In determining the source of securities to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares of Series A Preferred Stock available for purchase in the open market as compared to the price at which they may purchase shares of Series A Preferred Stock through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of shares of Series A Preferred Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares of Series A Preferred Stock in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Series A Preferred Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of securities in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representative repurchases shares of Series A Preferred Stock originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Series A Preferred Stock. They may also cause the price of shares of Series A Preferred Stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on The NASDAQ Capital Market or in the over-the-counter market, or otherwise. If the underwriters commences any of these transactions, they may discontinue them at any time.

Additional Relationships and Conflict of Interest

Some of the underwriters and their affiliates have performed investment and commercial banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of their business. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments in us and actively trade in our debt and equity securities (or related derivative and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The underwriters may agree to allocate a number of shares of Series A Preferred Stock for sale to their online brokerage account holders. Shares of Series A Preferred Stock will be allocated to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares of Series A Preferred Stock may be sold by the underwriters to securities dealers who resell such shares of Series A Preferred Stock to online brokerage account holders.

Other than this prospectus supplement and the accompanying prospectus in electronic format, information contained in any website maintained by an underwriter is not part of this prospectus supplement or the accompanying prospectus or registration statement of which the accompanying prospectus forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase shares of our Series A Preferred Stock. The underwriters are not responsible for information contained in websites that they do not maintain.

Settlement

We expect delivery of the Series A Preferred Stock will be made against payment therefor on or about February 7, 2022, which will be the second business day following the trade date of the Series A Preferred Stock (such settlement being referred to as “T+2”).

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus supplement will be passed upon for us by Foley Shechter Ablovatskiy LLP (“FSA”), New York, New York. As of the date of this prospectus supplement, FSA and certain principals of the firm own securities of our Company representing in the aggregate less than one percent of the shares of our common stock outstanding immediately prior to the filing of this prospectus supplement. FSA may receive shares of our common stock in connection with the satisfaction of outstanding legal fees payable to FSA. Although FSA is not under any obligation to accept shares of our common stock in payment for services, it may do so in the future. ThinkEquity is being represented in connection with this offering by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements as of March 31, 2021 and 2020 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at www.sec.gov.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.livexlive.com, through which you can access our SEC filings. The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website, the SEC’s website or any other website referenced herein is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on July 14, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on October 29, 2021;

●	our Current Report on Form 8-K filed with the SEC on November 1, 2021;

●	our Current Report on Form 8-K, filed with the SEC on November 30, 2021;

●	our Current Report on Form 8-K filed with the SEC on December 15, 2021;

●	our Current Report on Form 8-K filed with the SEC on January 4, 2022;

●	our Current Report on Form 8-K filed with the SEC on January 13, 2022;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 from our definitive Proxy Statement on Schedule 14A, filed with the SEC on July 29, 2021;

●	all reports and other documents filed after the date of this prospectus supplement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

Information in this prospectus supplement supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in each of this prospectus supplement, the prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement or the prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Corporate Secretary

LiveOne, Inc.

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

You can also find these filings on our website at www.livexlive.com. We are not incorporating the information on our website other than these filings into this prospectus supplement or the prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Section 145 of the General Corporation Law of Delaware and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PROSPECTUS

LIVEONE, INC.

(fka LiveXLive Media, Inc.)

$150,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock or preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market, under the symbol “LIVX.” On January 17, 2019, the last reported sale price of our common stock on Nasdaq Capital Market was $6.92 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “LiveOne,” the “Company,” “we,” “us,” “our” and similar terms refer to LiveOne, Inc. (fka LiveXLive Media, Inc.).

ii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

LiveOne, Inc. is a pioneer in the acquisition, distribution and monetization of live music, Internet radio and music-related streaming and video content. Through our comprehensive service offerings and innovative content platform, we provide music fans the ability to watch, listen, experience, discuss, deliberate and enjoy live music and entertainment 24/7/365. Serving a global music audience, our mission is to bring the experience of live music and entertainment to music consumers wherever music is watched, listened to, discussed, deliberated or performed around the world. We operate LiveXLive (“LiveXLive”), one of the industry’s leading live music streaming platforms; Slacker Radio, a streaming music service that we obtained through our acquisition of Slacker, Inc. (“Slacker”) on December 29, 2017; and also produce original music-related content.  LiveXLive is the first ‘live social music network’, delivering premium live-streamed, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, Hangout Music Festival and many more. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. From April 1, 2018 to November 30, 2018, we streamed 16 major music festivals and events of live music to over 40 million fans in over 125 countries, and our music subscription services eclipsed over 610,000 paid subscribers and over one million monthly active users. Through our music platform, our users have access to millions of songs and hundreds of expert-curated radio platforms and stations. Today, our business is comprised of a single operating segment (hereon referred to as our “music services”).

We generate revenue primarily through the sales of subscription-based services and advertising from our music offerings, and secondarily from the licensing of our live music content rights and services.

Music Services

Our music services provide our music fans the ability to experience, engage in and listen to live music, digital Internet radio and music streaming services on any connected device and screen 24/7/365, including desk-top, tablets, mobile applications (iOS and Android) and automobile music play interfaces. Today, we provide our music services through dedicated over-the-top applications (“Apps”), LiveXLive and Slacker Radio. Our music services are delivered through digital streaming transmissions over the Internet and or through satellite transmissions. Our users can also access our music platform from our websites, including www.livexlive.com and www.slacker.com, and through our digital Apps.

We acquire the rights to stream our live and recorded music and broadcasts from a combination of festival owners, such as Anschutz Entertainment Group (“AEG”) and Live Nation Entertainment, Inc. (“Live Nation”), music labels, including Universal Music, Warner Music and Sony Music, and through individual music publishers and rights holders. Today, the vast majority of our content acquisition agreements provide us the exclusive rights to produce, license, broadcast and distribute live broadcast streams of these festivals and events throughout the world and across any digital platform, including cable, Internet, video, audio, video-on-demand (“VOD”) and virtual reality (“VR”). Our license rights to provide recorded music licenses and broadcasts principally cover North America today. Through November 30, 2018, we held the streaming rights to 27 festivals under long-term contracts that range from one to seven years in duration, and are working to expand our VOD, content catalog and content capabilities.

Our music services commenced operations through LiveXLive in the fiscal year ended March 31, 2015, when we streamed our first music festival. During the fiscal year ended March 31, 2018, we acquired Slacker and deployed our subscription-based music services. After the Slacker acquisition, we launched our LXL App across Apple, Roku and Amazon Fire platforms. In February 2018, we entered into a multi-year agreement with Insomniac Holdings LLC (“Insomniac”), a partner with Live Nation and the owner of EDC (“Electronic Daisy Carnival”) festival and other dance music festivals and events, to produce and stream up to 20 major festivals around the world and over 100 events annually across our music platform. With 27 large festivals, over 610,000 paid subscriptions and 1.3 million active users as of November 30, 2018, we have online one of the largest music platforms capable of streaming live and recorded music and broadcasts globally. In the near future, we also expect to deliver more unique content and music related events, including the launch of LiveZone, a 24/7/365 virtual music show that will deliver up-to-date music news and events to our users.

As of November 30, 2018, we live streamed the following major festivals which included over 350 live artist performances since April 1, 2018 alone (including streaming dates and major artists):

●	Rock in Rio – Rio, Brazil and Lisbon, Portugal (September 2015, May 2016, September 2017 and May 2018; Katy Perry, The Killers, Muse, Demi Lovato, Metallica, Maroon 5, Justin Timberlake, Bon Jovi, Guns N’ Roses)

●	Outside Lands – San Francisco, California (August 2016 and 2017; Radiohead, Lorde, Metallica, The Who)

●	Hangout Festival – Gulf Shores, Alabama (May 2017/2018; The Killers, The Chainsmokers, Kendrick Lamar, Mumford & Sons, Weezer, Chance The Rapper, Twenty One Pilots, DJ Snake)

●	Summerfest – Milwaukee, Wisconsin (June/July 2017; Red Hot Chili Peppers, Paul Simon, Tom Petty, Willie Nelson, Bob Dylan)

●	EDC Las Vegas – Las Vegas, Nevada (May 2018; Above & Beyond, Marshmellow, Martin Garrix, Diplo)

●	Rock on the Range - Columbus, Ohio (May 2018; Tool, Avenged Sevenfold, Alice in Chains)

●	Country 500 Music Festival - Daytona, Florida (May 2018; Toby Keith, Chris Stapleton, Dierks Bentley)

●	Montreux Jazz Festival – Lake Geneva, Switzerland (June/July 2018; Queens of the Stoneage, Odesza, Nine Inch Nails, Tyler The Creator, Jack White, Billy Idol, Alice in Chains)

●	Paléo Festival Nyon – Nyon, Switzerland (July 2018; Red Hot Chile Peppers, Arcade Fire, Macklemore)

●	Global Dance Festival – Denver, Colorado (July 2018; Kevin Gates, Juicy J, Machine Gun Kelly, Rich the Kid, Adventure Club)

●	HARD Summer Fest 2018 – Fontana, California (August 2018; Jaden Smith, Travis Scott, Rick Ross, Diplo, Dillon Frances, Marshmellow)

●	Sziget Festival – Budapest, Hungary (August 2018; Arctic Monkeys, Kendrick Lamar, Mumford & Sons)

●	Bumbershoot Festival – Seattle, Washington (August/September 2018; Ludacris, J.Cole, T-Pain, Young Thug, SZA, Blondie)

●	Rolling Loud Festival / Bay Area – Oakland, California (September 2018; Travis Scott, Wiz Khalifa, Gucci Mane)

●	Life Is Beautiful Music and Arts Festival – Las Vegas, Nevada (September 2018; The Weekend, Arcade Fire, Florence and the Machine, DJ Snake)

●	Escape – San Bernardino, California (October 2018; Martin Garrix, Kaskade, Galantis, Alan Walker, Excision)

●	EDC Orlando – Orlando, Florida (November 2018; Tiesto, Alesso, Pendulum, Martin Garrix)

●	Mac Miller: A Celebration of Life – Los Angeles, California (November 2018; Chance the Rapper, Ty Dolla $ign, John Mayer, Miguel, SZA, Travis Scott)

●	Rolling Loud Festival / Los Angeles – Los Angeles, California (December 2018; Post Malone, Cardi B, Lil Uzi Vert, Lil Wayne, Wiz Khalifa, Playboi Carti)

As of November 30, 2018, our users can listen to our Internet digital radio services through our website, across 3 of the 4 largest mobile telephone carriers in the U.S., Apple iTunes, Google android, ROKU, Apple TV, Amazon Fire TV, YouTube, Twitch, Facebook Live, Daily Motion, Sonos, Xbox operating systems and in automobiles, such as Tesla, Honda, Acura, Fiat, Chrysler, Dodge, Ram, Jeep, Ford, Lexus, Scion, Subaru and Toyota.

Live Music Events

We produce, edit, curate and stream live music events through broadband transmission over the Internet and or satellite networks to our users throughout the world, where permitted. This service allows our users to access live music content over the Internet through their personal cellular phones, desktops, computers, tablets, and televisions, including the ability to chat and communicate over our platform. Today, LiveXLive provides these live music events for free to our users. We plan to monetize these live events through third party advertising, sponsorship, and or selling territorial licensing rights, and in some cases through co-production with third parties such as MTV. Our fee structure varies by festival, and is customarily in the form of (i) a set upfront fee; (ii) a fee based on number of viewers for a particular event and timeframe; and/or (iii) flat fee per licensed territory. The fees generated from advertising, sponsored content, VOD and other services are generally subject to revenue sharing arrangements with our festival owners and music right holders, when applicable.

Digital Internet Radio and Music Services

Today, our digital Slacker Internet radio and music services are available to users online and through original equipment manufacturers (“OEMs”) on a white label basis, which allow certain OEMs to customize the radio and music services with their own logos, branding and systems. Our users are able to listen to a variety of music, radio personalities, news, sports and the audio of live music events. Our fee structure for our digital Internet radio and music services varies, and may be in the form of (i) a free service to the listener supported by paid advertising, (ii) paid premium subscription services, and or (iii) a fixed fee per user. The fees generated from ad-supported and subscription services are generally subject to revenue sharing arrangements with music right holders and labels, and fees to third-party Content Providers.

Ancillary Products and Services

We also provide our customers the following:

●	Regulatory Support – streaming of music is generally subject to copyright protection. Whenever possible, we use our best efforts to clear music copyright licenses, artist streaming preferences and music publishing rights in advance of usage.

●	Post-Implementation Support - once our Apps are live, we provide technical and network support, which includes 24/7 operational assistance and monitoring of our services and performance.

Corporate Information

On August 2, 2017, our name changed from “Loton, Corp” to “LiveXLive Media, Inc.”, and we reincorporated from the State of Nevada to the State of Delaware, pursuant to the reincorporation merger of Loton, Corp (“Loton”), a Nevada corporation, with and into LiveXLive Media, Inc., a Delaware corporation and Loton’s wholly owned subsidiary, effected on the same date. As a result of such reincorporation merger, Loton ceased to exist as a separate entity, with LiveXLive Media, Inc. being the surviving entity. Our principal executive offices are located at 269 South Beverly Drive, Suite 1450, Beverly Hills, CA 90212. Our main corporate website address is www.livexlive.com. We make available on or through our website our periodic reports that we file with the Securities and Exchange Commission, or the SEC. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with or furnish it to the SEC. The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $150,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

●	our ability to integrate our acquired businesses;

●	the ability of the combined business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably;

●	the outcome(s) of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations;

●	changes in laws or regulations that apply to us or our industry;

●	our ability to recognize and timely implement future technologies in the music and live streaming space;

●	our ability to capitalize on investments in developing our service offerings, including Slacker and LiveXLive apps to deliver and develop upon current and future technologies;

●	significant product development expenses associated with our technology initiatives;

●	our ability to deliver end-to-end network performance sufficient to meet increasing customer demands;

●	our ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of our music content on our service platform;

●	our ability to obtain and maintain international authorizations to operate our service over the proper foreign jurisdictions our customers utilize;

●	our ability to expand our service offerings and deliver on our service roadmap;

●	our ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across our platform;

●	general economic and technological circumstances in the music and live streaming digital markets;

●	our ability to obtain and maintain licenses for content used on legacy music platforms;

●	the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners;

●	unfavorable economic conditions in the music industry and economy as a whole;

●	our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future music labels, festivals, publishers, or partners;

●	the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions;

●	costs associated with defending pending or future intellectual property infringement actions and other litigation or claims;

●	increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our plans of expansion in North America and internationally;

●	fluctuation in our operating results;

●	the demand for live and music streaming services and market acceptance for our products and services;

●	our ability to generate sufficient cash flow to make payments on our indebtedness;

●	our incurrence of additional indebtedness in the future; our ability to repay current indebtedness at maturity or to redeem the convertible debentures upon a fundamental chance or at specific redemption dates;

●	the effect of the conditional conversion feature of our convertible notes and convertible debentures;

●	our compliance with the covenants in our debentures credit agreement; and

●	our ability to overcome substantial doubt about our ability to continue as a going concern.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, as well as the risk factors incorporated by reference in this prospectus, discussed under “Item 1A-Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties.  Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to fund working capital, capital expenditures, repayment of debt and other general corporate purposes, which may include future acquisitions of businesses and content. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our Certificate of Incorporation and Bylaws are summaries and are qualified by reference to the Certificate of Incorporation and Bylaws that are on file with the SEC.

Our Certificate of Incorporation authorizes us to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, and 500,000,000 shares of our common stock, $0.001 par value per share.

As of December 3, 2018, there were 0 and 51,991,375 shares of our preferred stock and common stock outstanding, respectively.

As of December 3, 2018, we had 458 holders of record of our common stock, which excludes stockholders whose shares were held in nominee or street name by brokers. The actual number of common stockholders is greater than the number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common Stock

Voting

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. As of December 3, 2018, there were no shares of our preferred stock outstanding, and we have no current plans to issue any shares of our preferred stock.

Authorized and Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Warrants

As of December 3, 2018, there were 167,363, warrants outstanding with an exercise price of $4.01 per share.

Options

As of December 3, 2018, we had entered into agreements to grant options, restricted stock units, and restricted share awards, to purchase 6,125,101 shares of our common stock under the 2016 Equity Incentive Plan, as amended, at a weighted average exercise price of $3.34 per share.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Bylaws

Provisions of our Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

●	provide that the authorized number of directors may be changed only by resolution of the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of a majority of our then outstanding common stock.

Listing

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “LIVX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock. We may offer warrants separately or together with one or more debt securities, common stock or rights, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designations, amount and terms of the securities purchasable upon exercise of the warrants;

●	inapplicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	inapplicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	inapplicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	inapplicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants

Each warrant will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

●	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

●	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our amended and restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the DGCL, and our amended and restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The consolidated financial statements of LiveOne, Inc. (fka LiveXLive Media, Inc.) as of March 31, 2018 and 2017, and for each of the years in the two-year period ended March 31, 2018, have been incorporated by reference herein in reliance upon the report of Weinberg & Company, P.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.livexlive.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 29, 2018;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2018 and September 30, 2018, filed with the SEC on August 20, 2018 and November 14, 2018, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on July 3, 2018, July 3, 2018, July 26, 2018, December 3, 2018 and January 15, 2019;

●	the portions of our definitive proxy statement on Schedule 14A filed with the SEC on October 11, 2018 that are deemed “filed” with the SEC under the Exchange Act;

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed on October 19, 2017 and as amended on February 20, 2018, pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (Registration No. 333-217893) initially filed with the SEC on May 11, 2017, as amended, and declared effective by the SEC on December 21, 2017, and any amendment or report filed with the SEC for purposes of updating such description;

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-38249.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, LiveOne, Inc., 269 South Beverly Drive, Suite 1450, Beverly Hills, CA 90212, or call (310) 601-2500.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Shares of 9% Series A Cumulative Perpetual Preferred Stock

(Liquidation Preference $25.00 per Share)

PROSPECTUS SUPPLEMENT

 ThinkEquity

February      , 2022.